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                                                                    EXHIBIT 99.1

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        E-Sync Networks Signs Letter Of Intent For Merger With SpaceLogix

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         FINANCIAL ANALYSTS/INVESTORS: Juan Dominguez/Dian Griesel Ph.D.
                   The Investor Relations Group, New York, NY
                                  212-825-3210
                             MEDIA: Deirdre Fletcher
                                  203-601-3275



        E-Sync Networks Signs Letter Of Intent For Merger With SpaceLogix
--------------------------------------------------------------------------------

TRUMBULL, CT, MAY 7, 2001 - E-Sync Networks, Inc. (NASDAQ: ESNI;
www.esyncnetworks.com), a leading provider of e-business infrastructure products and services, has signed a non-binding letter of intent to merge with SpaceLogix, Inc., a privately-held company formed to exploit the market opportunity for co-location and network managed services in third party data centers.

According to the terms of the letter of intent, E-Sync and SpaceLogix will immediately commence negotiating a definitive merger agreement. As one of the conditions for execution of the definitive merger agreement, SpaceLogix will provide one or more bridge loans to E-Sync of at least $1,050,000, which would be converted into common stock upon consummation of the merger. Additionally, SpaceLogix would agree in the definitive merger agreement to cause its investment banker, Trautman Wasserman & Company, Inc to undertake an additional best efforts equity capital raise of $2,000,000 to $3,500,000 for the merged entity.

Upon the consummation of the merger, (i) SpaceLogix would merge into a subsidiary of E-Sync, (ii) E- Sync stockholders would retain their currently outstanding securities in E-Sync, and (iii) SpaceLogix' stockholders would receive the following consideration:

         - First, that number of shares of E-Sync common stock equal to the sum of (x) 6,000,000 plus (y) that number of shares equal to the quotient of the amounts bridge loaned by SpaceLogix to E- Sync divided by 80% of the average share price at the time of the loan(s);

         - Second, 1,200,000 shares of E-Sync's new series C preferred stock, which (x) if, within 120 days of the consummation of the merger, the combined company is able to complete a private placement of a minimum of $2 million of new equity capital (the "Private Placement"), in addition to the amount previously bridge loaned, would convert into an aggregate amount of 12,000,000 shares of E-Sync's common stock, and (y) if the Private Placement is not consummated within 120 days of the merger, would instead be thereafter redeemed for an aggregate cash consideration of $600,000; and

         - Third, warrants to acquire 5,500,000 shares of E-Sync common stock, with an exercise price equal to 85% of the average closing price of E-Sync's common stock over the five trading days prior to the date the definitive merger agreement is executed, the exercisability of which would be subject to the merged entity meeting the following performance criteria:

                  - (i) 1,833,000 shall be exercisable at such time as E-Sync has increased monthly gross margin on sales above the level recorded at April 30, 2001 by $100,000 for three consecutive months, (ii) 1,833,000 shall be exercisable at such time as E-Sync has net after tax income (but excluding any goodwill amortization charges arising by virtue of the merger) for a period of three consecutive months and (iii) 1,834,000 shall be


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        E-Sync Networks Signs Letter Of Intent For Merger With SpaceLogix
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                           exercisable at such time as the balance sheet current
                           ratio will exceed 1:1 for a period of three consecutive months commencing not earlier than November, 2001.

                   - The offer and sale of E-Sync securities in connection with the proposed merger and capital raising would not be registered and would therefore be made pursuant to an exemption from registration under the Securities Act of 1933, as amended. E-Sync will agree to use its best efforts to file and have declared effective a shelf registration statement covering the resale of (i) all of the securities to be issued upon conversion of the notes issued in connection with the bridge loans, (ii) all of the securities to be issued in connection with the capital raising following consummation of the merger and (iii) 500,000 shares of E-Sync common stock issued to SpaceLogix stockholders as part of the merger consideration.

Upon execution of the definitive merger agreement, SpaceLogix would be entitled to name up to two members of E-Sync's board of directors, currently fixed at a total of seven members; upon successful completion of the Private Placement, SpaceLogix would be entitled to name an additional two members of E-Sync's board, thus giving it control thereof. The merged entity will continue under the "E-Sync Networks, Inc." name.

In connection with the letter of intent, E-Sync announced that it had entered into agreements with SpaceLogix and Trautman Wasserman for the provision of certain management consulting services. While the letter of intent is non-binding, the aforesaid consulting agreements would require E-Sync to pay SpaceLogix and Trautman Wasserman an aggregate of $150,000 in the event that the merger does not occur, except to the extent that SpaceLogix or Trautman Wasserman causes the merger not to occur. In addition, if the merger does not occur and E-Sync borrows money from SpaceLogix pursuant to the aforesaid bridge loan, then the bridge note would have to be repaid, with interest, plus an extra 25% or 35% of principal, depending upon whether the repayment is within 270 days of today or later.

"We believe this merger can help us accelerate the achievement of our business objectives," said Michael A. Clark, President and COO of E-Sync. "SpaceLogix brings not only a compatible vision of the market opportunity for networked managed services, but also a seasoned management team."

According to Douglas C. Greenwood, acting Chairman of SpaceLogix and Managing Director of Trautman Wasserman, "The timing on this could not have been better. We have been aggressively studying the co-location and managed services space over the past year, developed a compelling business strategy and service offerings and assembled our senior management team. We believe that the merger with E-Sync will save us both significant time and money entering this exciting marketplace."

CONFERENCE CALL SCHEDULED

The company has scheduled a conference call for stockholders on Monday, May 14, 2001 at 3:00 pm ET. The management team will address year-end and fourth quarter 2000 results as well as the pending merger transaction with SpaceLogix. The domestic dial-in number is 800-927-7269, the international number is 847-413-3749. A replay will be available until June 14, 2001 by calling domestically 888-843- 8996, or internationally by calling 630-652-3044 and entering the passcode 4015400.

ABOUT E-SYNC NETWORKS, INC.

Headquartered in Trumbull, CT with offices in New York and the U.K., E-Sync Networks, Inc. (NASDAQ: ESNI) provides an array of e-business infrastructure products and services, including: B2B integration solutions; IT infrastructure and network design and implementation; reliable, high-quality messaging; and, secure, high-performance hosting. E-Sync Networks has an extensive corporate client base, including Briggs & Stratton, Discover Financial Services, Ford(TM), IVANS, Johnson & Johnson,


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        E-Sync Networks Signs Letter Of Intent For Merger With SpaceLogix
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Pepsi(TM), Perkin Elmer, Purdue Pharma, Ralston Purina and Travelers Insurance.
The company's largest stockholder is New York-based venture fund Commercial Electronics Capital Partnership, LP (CECAP). CECAP (www.cellc.com) is a partner of TRW, Inc. (NYSE: TRW) established solely to create independent businesses founded on TRW technologies in markets outside of TRW's strategic interests. More information can be found on the Internet at www.esyncnetworks.com.

ABOUT SPACELOGIX, INC.

SpaceLogix, a privately-held, development-stage company incorporated in Delaware, plans to offer telco-grade, carrier-neutral co-location and managed network services aimed at the fast-growing web hosting market. By capitalizing on its strong relationships with landlords, major telcos, and other third-party data center owners, the company intends to be a leading facilities-based managed services provider. For more information, contact Trautman Wasserman & Company, Inc. at (212) 575-5500.


ABOUT TRAUTMAN WASSERMAN

Trautman Wasserman builds companies and manages wealth. Its seasoned operating and financial professionals provide guidance to portfolio companies in the information and biotechnology sectors; select high-quality investments are presented to accredited investors. Based in New York, the firm as financed over 40 technology-based firms over the last eight years. Member NASD and SIPC. For more information, see www.trautmanwasserman.net or call the New York headquarters at (212) 575-5500.


                                      # # #

Certain of the above statements contained in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Actual results, events, and circumstances (including future performance, results, and trends) could differ materially from those set forth in such statements due to various factors, risks, and uncertainties, including, but not limited to, risks associated with the Company's future growth and operating results, the uncertainty of market acceptance of the Company's products, technological change, competitive factors, and general economic conditions. Except as otherwise required to be disclosed in periodic reports required to be filed by companies registered under the Exchange Act by rules of the Securities and Exchange Commission, the Company has no duty and undertakes no obligation to update such statements.


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